Exhibit 23.6





                                 Consent to Use
                             of Fairness Opinion in
                           S-4 Registration Statement
                           --------------------------



                  We hereby consent to the use of our opinion letter dated January 3, 1995 to the Board of Directors of Mitek Surgical Products, Inc. ("Mitek") included in Annex II to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of MTS Merger Corp., a subsidiary of Johnson & Johnson, with Mitek and to the reference to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 the ("Act"), as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder (the "Rules and Regulations"), and we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Act, or in the Rules and Regulations.



                                                     LEHMAN BROTHERS INC.



                                                           FREDERICK FRANK
                                                     By:_____________________

                                                           Frederick Frank

February 3, 1995
New York, New York